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                                  Exhibit 21
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                        Subsidiaries of the Registrant
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     Virginia Financial Corporation has the following subsidiary:

     .    Planters Bank & Trust Company of Virginia (Virginia).

     Virginia Commonwealth Financial Corporation has the following subsidiaries:

     .    Second Bank & Trust (Virginia);
     .    Caroline Savings Bank (Virginia);
     .    Virginia Heartland Bank (Virginia); and
     .    Virginia Commonwealth Trust Company (Virginia).